Exhibit 10.5.c
NextG Networks, Inc.
2008 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
     Unless otherwise defined in this Restricted Stock Award Agreement (this “Agreement”), the defined terms that are contained in the NextG Networks, Inc. 2008 Equity Incentive Plan (the “Plan”) also apply to this Agreement.
Restricted Stock Grant Notice

Participant Name:

Address:

     You have been granted the right to receive a Restricted Stock Award, subject to the terms and conditions of the Plan and this Agreement. Your Restricted Stock Award includes the following terms:

Grant Number:

Grant Date:

Vesting Commencement Date:

Per-Share Exercise Price:	$

Total Shares Granted:

Total Exercise Price:	$

Term/Expiration Date:
     Vesting Schedule:
     Subject to any acceleration provisions that may be contained in the Plan or that may be described below, your Restricted Stock will vest and NextG’s right to repurchase or reacquire your Restricted Stock will lapse according to the following schedule:
     [INSERT VESTING SCHEDULE]
     YOU MUST PURCHASE THE SHARES BEFORE THE EXPIRATION DATE OR THE RESTRICTED STOCK AWARD WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES.

     By mutually signing below, you and NextG agree that this Restricted Stock Award is granted under, and governed by, the terms and conditions of the Plan and this Agreement, including the Restricted Stock Grant Terms and Conditions, which are attached as Exhibit A, and all of which are part of this document. By signing below, you also expressly acknowledge and agree that (1) you have reviewed the Plan and this Agreement in their entirety; (2) you have had a full and fair opportunity to seek and receive legal advice and other professional advice before signing this Agreement; and (3) you fully understand all provisions of the Plan and this Agreement. Additionally, by signing this Agreement and accepting this Restricted Stock Award, you also expressly acknowledge and agree to accept as binding, conclusive, and final all Administrator decisions or interpretations about any questions relating to the Plan and this Agreement. Finally, you agree to notify NextG upon any change in your residence from the residence address that you specified below.

PARTICIPANT	NEXTG NETWORKS, INC.

Signature	Signature

Print Name	Print Name

Date	Title

Date

Residence Address:

EXHIBIT A
RESTRICTED STOCK GRANT TERMS AND CONDITIONS
     1. Restricted Stock Grant. NextG grants to the person named above in the attached Restricted Stock Grant Notice (the “Participant”) a Restricted Stock Award for past services, and as a separate incentive in connection with the Participant’s services, and not instead of any salary or other compensation for the Participant’s services. This Restricted Stock Award grant is subject to all of the terms and conditions contained in this Agreement and the Plan, which is fully incorporated into this Agreement by reference. If any conflict arises between this Agreement and the Plan, then the Plan will control the conflict, unless this Agreement specifically states that this Agreement controls any such conflict with the Plan in a particular instance. As used elsewhere in this Agreement, the term “Notice” refers to the Restricted Stock Grant Notice attached above.
     2. Share Escrow.
          (a) Escrow Holder. Upon this Agreement’s mutual execution and delivery, all Restricted Stock will be delivered and deposited with an escrow holder that NextG designates (the “Escrow Holder”). The Escrow Holder will hold the Restricted Stock until such time as the Restricted Stock vests or until the date on which the Participant is no longer a Service Provider.
          (b) No Liability. The Escrow Holder will not be liable for any Escrow Holder action or omission with respect to holding the Restricted Stock in escrow while acting in good faith and in exercising the Escrow Holder’s judgment.
          (c) Participant Termination. The Escrow Holder will take all steps necessary to transfer the unvested Restricted Stock to NextG after the Participant’s termination as a Service Provider (for any reason or no reason) and after the Escrow Holder receives written notice of such termination. By signing and delivering this Agreement, the Participant irrevocably appoints the Escrow Holder as the Participant’s true and lawful attorney-in-fact with full power of substitution, and with irrevocable power and authority in the name and on behalf of the Participant, to take any action and execute all documents and instruments, including stock powers, that may be necessary to transfer the certificate or certificates representing such unvested Restricted Stock to NextG upon such termination.
          (d) Share Transfer. The Escrow Holder will take all steps necessary to transfer vested Restricted Stock to the Participant after the Escrow Holder receives the Participant’s written transfer request, but only if the Participant has paid any amounts required by this Agreement, the Plan, and applicable law.
          (e) Stockholder Rights. Subject to this Agreement’s terms, the Participant will have all the rights of a stockholder with respect to the Restricted Stock while the Restricted Stock is held in escrow, including the right to vote the Restricted Stock and to receive any cash dividends declared on the Restricted Stock.

          (f) Distributions. If any dividend, other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other NextG securities, or other change in NextG’s corporate structure that affects the Restricted Stock, the Restricted Stock will be increased, reduced, or otherwise changed, and, by virtue of any such change, the Participant will, in the Participant’s capacity as owner of unvested Restricted Stock, be entitled to new or additional or different shares of stock, cash, or securities (other than rights or warrants to purchase securities). In any such case, such new or additional or different shares, cash, or securities will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the unvested Restricted Stock under this Agreement. If the Participant receives rights or warrants with respect to any unvested Restricted Stock, then the Participant may hold or exercise such rights or warrants; provided that, any such rights or warrants (until such exercise), and any shares or other securities acquired by exercising such rights or warrants (after such exercise) will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions that were applicable to the unvested Restricted Stock under this Agreement. In the Administrator’s sole discretion, and at any time, the Administrator may accelerate the vesting of all or any portion of such new or additional shares of stock, cash, or securities, such rights or warrants to purchase securities or shares, or such other securities acquired by exercising such rights or warrants.
          (g) Legend. NextG may instruct the transfer agent for NextG’s Common Stock to place a legend on the certificates representing the Restricted Stock or to otherwise note the transfer agent’s records with the transfer restrictions contained in this Agreement.
     3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock will vest according to the vesting provisions specified in the Notice. Restricted Stock that is scheduled to vest on a certain date or on the date that a certain condition occurs will not vest under this Agreement, unless the Participant will have been continuously a Service Provider from the original grant date through and until such applicable vesting date.
     4. Administrator Discretion. In the Administrator’s sole discretion, and at any time, the Administrator may accelerate vesting for the entire then-remaining balance, or for any lesser portion of the entire then-remaining balance, of the unvested Restricted Stock, subject to the Plan’s terms. If so accelerated, then the Restricted Stock will be considered as having vested as of the date specified by the Administrator.
     5. Service Provider Termination and Share Forfeiture. Notwithstanding any contrary Agreement provision, the Restricted Stock portion that has not vested when the Participant’s status as a Service Provider terminates for any reason or no reason will be forfeited by the Participant and automatically transferred to and reacquired by NextG at no cost to NextG upon such termination date and the Participant will have no further rights with respect to such unvested Restricted Stock portion. The Participant will not be entitled to receive any refund for the price (if any) that the Participant paid for such unvested Restricted Stock that is returned to NextG under this Section 5. By signing and delivering this Agreement, the Participant appoints the Escrow Agent as the Participant’s true and lawful attorney-in-fact with full power of substitution, and with irrevocable power and authority in the name and on behalf of the Participant, to take any action and execute all documents and instruments, including stock powers, that may be necessary to transfer the certificate or certificates representing such unvested Restricted Stock to NextG upon such service termination.
     6. Participant Death. If any distribution or delivery is to be made to the Participant at any particular time under this Agreement, and if Participant is then deceased, then such distribution or delivery will be made to the Participant’s designated beneficiary, or, if no beneficiary survives the Participant, then to the administrator or executor of the Participant’s estate. Any such transferee must furnish NextG with (a) written notice of such person’s status as transferee and (b) evidence satisfactory to NextG to establish the transfer’s validity and compliance with any laws or regulations pertaining to such transfer.
     7. Tax Withholding. Notwithstanding any contrary Agreement provision, no certificate representing any Restricted Stock may be released from the escrow established under Section 2 or under Section 5, unless and until the Participant has made satisfactory arrangements (as the Administrator determines) for paying any applicable income, employment, and other taxes that NextG determines must be withheld with respect to such Restricted Stock. In the Administrator’s sole discretion and under such procedures that the Administrator may specify from time to time, the Administrator may permit the Participant to satisfy such tax withholding obligation, in whole or in part, by (a) paying cash, (b) electing to have NextG withhold otherwise deliverable Restricted Stock with a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to NextG already vested and owned Shares with a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient amount of Restricted Stock otherwise deliverable to the Participant through such means as NextG may determine in NextG’s sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent that NextG determines appropriate in NextG’s sole discretion, NextG will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the amount of Restricted Stock otherwise deliverable to the Participant. If the Participant fails to make satisfactory arrangements for paying any required tax withholding obligations at the time any Restricted Stock is otherwise scheduled to vest under Section 3 or Section 4, then the Participant will permanently forfeit such Restricted Stock and such Restricted Stock will be returned to NextG at no cost to NextG.
     8. Stockholder Rights. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a NextG stockholder with respect to any Restricted Stock deliverable under this Agreement, unless and until one or more certificates representing such Restricted Stock will have been (a) issued, (b) recorded on the records of NextG or NextG’s transfer agents or registrars, and (c) delivered to the Participant or the Escrow Agent. Except as provided in Section 2(f), after such issuance, recordation, and delivery, the Participant will have all the rights and privileges of a NextG stockholder with respect to voting such Restricted Stock and receiving dividends and distributions on such Restricted Stock.
     9. No Continued Service Guarantee. THE PARTICIPANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT RESTRICTED STOCK VESTING UNDER THIS AGREEMENT’S VESTING SCHEDULE IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT NEXTG’S WILL (OR AT THE WILL OF THE NEXTG PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT

THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK AWARD, OR ACQUIRING RESTRICTED STOCK UNDER THIS AGREEMENT. THE PARTICIPANT FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THIS AGREEMENT’S VESTING SCHEDULE DO NOT CONSTITUTE ANY EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR NEXTG’S RIGHT (OR THE RIGHT OF THE NEXTG PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT NOTICE, WITH OR WITHOUT CAUSE, AND FOR ANY REASON OR NO REASON.
     10. Notice Address. Any notice given to NextG under this Agreement’s terms will be addressed to NextG, in care of NextG’s [Chief Financial Officer] at NextG Networks, Inc., 2216 O’Toole Avenue, San Jose, California, 95131, or at such other address as NextG may otherwise designate in writing.
     11. Award Not Transferable. Except to the limited extent specified in Section 6, the unvested Restricted Stock subject to this Agreement and the rights and privileges conferred by this Agreement will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any unvested Restricted Stock subject to this Agreement, or any right or privilege conferred by this Agreement, or upon any attempted sale under any execution, attachment, or similar process, this Restricted Stock grant and the rights and privileges conferred by this Agreement immediately will become void and unenforceable.
     12. Binding Agreement. Subject to the Restricted Stock transferability limitations contained in this Agreement, this Agreement will be binding upon and inure to the benefit of the parties’ respective heirs, legatees, legal representatives, successors, and assigns.
     13. Additional Escrow-Release Conditions. NextG will not be required to issue any certificate or certificates for Restricted Stock under this Agreement or release such Restricted Stock from the escrow established under Section 2 or under Section 5, unless and until all of the following conditions are satisfied: (a) the Restricted Stock is admitted to listing on all stock exchanges on which such class of stock is then listed; (b) with respect to such Restricted Stock, any registration or other qualification is completed under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, in each case as the Administrator determines to be necessary or advisable in the Administrator’s sole discretion; (c) any approval or other clearance from any state or federal governmental agency is received, in each case as the Administrator determines to be necessary or advisable in the Administrator’s sole discretion; and (d) a reasonable time period after the Restricted Stock grant date has lapsed, with such reasonable time period to be established by the Administrator from time to time for administrative convenience reasons.

     14. Plan Governs. This Agreement is subject to all of the Plan’s terms and provisions. If one or more Agreement provisions conflict with one or more Plan provisions, then the Plan provisions will govern such conflict. Capitalized terms that are used, but that are not defined, in this Agreement have the same meanings as defined for such terms in the Plan.
     15. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for administering, interpreting, and applying the Plan as are consistent with the Plan, and the Administrator will have the power to interpret or revoke any such rules (including determining whether or not any Restricted Stock has vested). All Administrator actions, interpretations, and determinations made in good faith will be final and binding on the Participant, NextG, and all other interested persons. Neither the Administrator nor any Administrator member will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     16. Electronic Delivery. In NextG’s sole discretion, NextG may decide to deliver any documents related to the Restricted Stock or future Restricted Stock that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By signing and delivering this Agreement, the Participant consents to receive all such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by NextG or another third-party designated by NextG.
     17. Captions. All captions, section headings, and section sub-headings that are used in this Agreement are for convenience only and will not serve as a basis for interpreting or construing this Agreement.
     18. Agreement Severable. If any Agreement provision is held or becomes invalid or unenforceable, then that provision will be severed from this Agreement’s remaining provisions, and such invalidity or unenforceability will not affect this Agreement’s remaining provisions.
     19. Agreement Modifications. This Agreement constitutes the parties’ entire understanding on the subjects covered by this Agreement. The Participant expressly represents and warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those specifically contained in this Agreement. Plan modifications and Agreement modifications can be made only in an express written contract that is signed by a validly authorized NextG officer. Notwithstanding anything to the contrary in the Plan or in this Agreement, NextG reserves the right to revise this Agreement as NextG determines necessary or advisable, in NextG’s sole discretion and without the Participant’s consent, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with the Restricted Stock, or to otherwise avoid violating any applicable law, rule, or regulation.
     20. Plan Amendment, Suspension, or Termination. By accepting the Restricted Stock, the Participant expressly represents and warrants that the Participant has received a Restricted Stock Award under the Plan, and has received, read, and understood a Plan description. The Participant expressly acknowledges and agrees that the Plan is discretionary in nature and that NextG may amend, suspend, or terminate the Plan at any time.
     21. Governing Law. This Agreement will be governed by California state laws, without giving effect to any California or other conflict-of-law principles. For purposes of litigating any dispute that arises under the Restricted Stock Award, this Agreement, or the Plan, the parties expressly and irrevocably submit to and consent to California state court personal jurisdiction, and the parties expressly and irrevocably agree that any such litigation will be initiated in, conducted in, maintained by, and resolved by Santa Clara County, California superior courts, or the Northern District of California federal courts, and no other courts. The parties expressly acknowledge and agree that the Restricted Stock Award is granted, is made, and will be performed exclusively in Santa Clara County, California.
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